Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167856) and Form S-8 (No. 333-197115 and 333-197114) of First Bancorp of our reports dated March 1, 2019 relating to our audits of the consolidated financial statements as of December 31, 2018 and for each of the two years then ended, appearing in the Annual Report to Shareholders, which is incorporated in this Annual Report in this Form 10-K.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
February 28, 2020